                                   EXHIBIT
25

                                POWER
OF ATTORNEY

         Each of the undersigned
hereby authorizes Newell D.
Crane, B.S.,
M.B.A., Ph.D. as his
attorney-in-fact to execute in
the name of such person and
to file such amendments
(including post-effective
amendments) to this
Registration Statement as the
Registrant deems appropriate
and appoints such
person as attorney-in-fact to
sign on his behalf individually
and in each
capacity stated below and to file
all amendments, exhibits,
supplements,
post-effective amendments and
acceleration requests to this
Registration
Statement.

         Pursuant to the
requirements of the Securities
Act of 1933, the
Registration Statement has been
signed by the following persons
in the
capacities and on the dates
indicated:

                    SIGNATURE
                   CAPACITY
             DATE
/s/ Newell D. Crane
                  Director
March 9, 2000
- ------------------------------------
Newell D. Crane, B.S., M.B.A.,
Ph.D.


/s/ Margaret Crane
                 Director
March 9, 2000

- ------------------------------------
Margaret  Crane, M.B.A.


/s/Jeffrey Beneson
                 Director
March 9, 2000
- ------------------------------------
Jeffrey Beneson
